UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 Or 15(D) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 23, 2008

TRANSFER TECHNOLOGY INTERNATIONAL CORP.
 (Exact name of Registrant as specified in its charter)
____________________

Delaware (State or other Jurisdiction of Incorporation or organization)	000-27131 (Commission File Number)	88-0381258 (IRS Employer I.D. No.)
___________________________

2203 North Lois Avenue, Suite 929
Tampa, Florida 33607
(813) 600-4081
(813) 872-9597
 (Address, including zip code, and telephone and facsimile numbers, including area code, of registrant’s executive offices)
___________________________

Item 5.02	Departure and Appointment of Officers

On April 23, 2008, Rafael L. Marte resigned his positions as Chief Financial Officer and Principal Accounting Officer of the Registrant in order to pursue other business interests.  In order to fill the vacancies created due to the departure of Mr. Marte, the board of directors has elected Robert J. Calamunci to be the new Chief Financial Officer and Principal Accounting Officer of the Registrant.  Mr. Calamunci’s appointment will be effective as of April 28, 2008.

Mr. Calamunci holds the credentials of Certified Public Accountant as well as Certified Financial Planner™. Robert also holds a Masters Degree in Taxation from Pace University as well as a BBA in Accounting.  Mr. Calamunci has numerous securities licenses; series 27, 24, 7, 65, 4, 9, and 10.

Mr. Calamunci currently is working for Zucker & Associates, LLP, a CPA firm in Marlboro, NJ. There he specializes in taxation as well as hedge fund accounting and broker/ dealer accounting. Mr. Calamunci has almost 30 years of experience in accounting and taxation while working for fortune 500 companies and broker / dealers in the securities industry.

Robert’s specific employment history for the past seven years is as follows:

Dec., 2007 - Present - Zucker & Associates, CPAs. Marlboro, NJ.
April, 2007 - Dec., 2007 - Self employed (accounting, etc.). Tinton Falls, NJ.
Mar, 2006 - April, 2007 - Refco Securities – CFO, NY, NY.
Aug., 2004 - Feb., 2006 - Utendahl Capital Partners' LP – CFO, NY, NY.
Aug., 2002 - July, 2002 - Self employed (accounting). Tinton Falls, NJ.
Apr., 2001 - July, 2002 - E Street Access - VP, Accounting, Marlboro, NJ.

SIGNATURE PAGE

Pursuant to the requirement of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSFER TECHNOLOGY INTERNATIONAL CORP.

Dated: April 25, 2008                                By: /s/ Chris Trina
 Chris Trina
 Chief Executive Officer